Exhibit 99.2

PMGC Holdings Terminates Previously Announced Acquisition LOI Following Due Diligence Review; Reaffirms Disciplined M&A Strategy and Expands Investment Across Aerospace & Defense Manufacturing Portfolio

Company prioritizes disciplined capital allocation while expanding machining capacity, integrating portfolio operations and evaluating robotics and automation to support organic growth

NEWPORT BEACH, Calif., August 21, 2026 -- PMGC Holdings Inc. (Nasdaq: ELAB) (“PMGC” or the “Company”), a diversified public holding company executing a targeted growth strategy across U.S.-based precision manufacturing, today announced that, following completion of audit-stage financial due diligence, it has terminated the previously announced non-binding letter of intent (“LOI”) to acquire a 76% controlling interest in a privately held Arizona-based precision machining and contract manufacturing company. The decision reflects the Company’s capital allocation discipline: every dollar competes across acquisitions, equipment investment and automation initiatives, deployed only where the Company sees attractive risk-adjusted returns.

The Company also provided an update on its active mergers and acquisitions (“M&A”) pipeline and its ongoing capital investment and operational improvement initiatives across its existing aerospace and defense manufacturing portfolio, including investments in additional machining equipment, integration of operating companies and continued evaluation of robotics and automation technologies designed to increase capacity, productivity and operating efficiency.

Termination of Previously Announced LOI Following Financial Review

As previously announced on June 1, 2026, the Company entered into a non-binding LOI (“LOI”) contemplating an all-cash acquisition of a 76% controlling interest in a target company. At the time of the announcement, PMGC stated that, based on unaudited financial information provided by the target, the business had generated approximately $5.46 million in revenue and approximately $1.05 million in EBITDA for fiscal year 2025. The proposed consideration was expressly subject to confirmatory due diligence, and the Company disclosed that completion of the transaction was conditioned on, among other things, the completion of a financial statement audit of the target, and that audited financial statements could differ significantly from the unaudited information originally provided to PMGC.

The June 1, 2026 announcement can be reviewed here: PMGC Holdings Signs Non-Binding Letter of Intent to Acquire Majority Stake in U.S.-Based Precision Machining Manufacturing Company Serving Aerospace, Space, Defense, and Semiconductor Markets

Following commencement of the financial review and GAAP audit process contemplated in the original announcement, PMGC conducted a detailed review of the target’s historical financial performance. The diligence process performed as designed: although the target demonstrated strong operational capabilities, the historical financial profile was less favorable than management had anticipated.

After weighing the historical results, the proposed acquisition price, expected working capital requirements, and the additional capital PMGC believed would be required following closing of the transaction contemplated by the LOI, the Company determined that the total cost of the transaction no longer met its risk-adjusted return criteria. PMGC therefore elected to terminate the LOI and discontinue pursuit of the proposed acquisition. The Company did not incur a breakup fee or termination penalty in connection with this termination decision.

Active M&A Pipeline

The Company maintains a dedicated M&A team that is actively identifying, evaluating, and pursuing potential acquisition opportunities. PMGC continues to receive inbound opportunities and proactively source transactions, including accretive bolt-on acquisitions, standalone businesses, and strategic carve-outs that may complement or expand the Company’s existing portfolio.

PMGC is currently evaluating multiple opportunities and remains committed to a disciplined approach to valuation, financial performance, strategic fit, and potential return on invested capital. The Company believes this discipline, demonstrated by its decision to terminate the LOI, is essential to creating durable long-term shareholder value in a competitive acquisition environment.

Increasing Investment in Aerospace & Defense Manufacturing, Robotics and Automation

While PMGC continues to evaluate strategic acquisition opportunities, the Company is also proactively investing in its existing aerospace and defense manufacturing businesses to increase capacity, improve efficiency, and support organic growth.

To date, PMGC has invested in advanced manufacturing equipment, including a 5-axis machining center, a CNC lathe with Y-axis and live tooling and, most recently, a Swiss-type CNC lathe with bar feeder. The Swiss-type machine expands the Company’s precision machining capabilities, supports greater automation, and enables lights-out manufacturing, reducing operator dependency and increasing machine utilization across certain production runs.

PMGC is also evaluating additional robotics and automation technologies, including robotic machine tending, automated material handling, inspection systems, and production monitoring, with the goal of extending operating hours, increasing output, and improving scalability without a proportional increase in fixed overhead.

Integration of Portfolio Companies and Operating Efficiencies

PMGC has taken steps to create greater operational efficiency across its manufacturing portfolio. During 2026, the Company merged two of its precision manufacturing businesses, creating opportunities to consolidate duplicative functions and better utilize shared resources across the combined operation.

PMGC believes greater integration will enable its businesses to share personnel, equipment, manufacturing capacity, quality systems, and administrative infrastructure, and will streamline the onboarding of future bolt-on acquisitions while allowing each business to continue supporting its respective customer relationships. The Company intends to evaluate similar opportunities across its broader portfolio where integration can improve operational efficiency, equipment utilization, and production capacity.

Over time, PMGC believes this operating model could help reduce production bottlenecks, improve asset utilization, and enable the Company to offer a broader range of manufacturing capabilities across its portfolio.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC’s filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact: IR@pmgcholdings.com